UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 __________________________________________________
FORM 8-K

 __________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2014

 __________________________________________________
VOLCANO CORPORATION
(Exact name of registrant as specified in its charter)
 __________________________________________________

Delaware	000-52045	33-0928885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3721 Valley Centre Drive, Suite 500 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)
(800) 228-4728
(Registrant's telephone number, including area code)

 __________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ___________________________________________________________________________________________________________________________________________________________________________________________________________

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On February 12, 2014, Roy Tanaka informed our Board of Directors that he would not be standing for re-election to our Board at our 2014 Annual Meeting of Stockholders.
(e)
2013 Bonuses, 2014 Base Salaries and Equity Awards
On February 12, 2014, the Compensation Committee of our Board of Directors met as part of our annual compensation setting process. The Compensation Committee:

•	approved cash bonuses to be paid to our named executive officers for 2013 performance;

•	approved the 2014 annual base salaries of our named executive officers; and

•	granted our named executive officers performance-based restricted stock unit awards (“PRSUs”) and service-based restricted stock unit awards (“RSUs”).
The following table sets forth the 2013 performance cash bonuses, the 2014 base salaries, and the number of PRSUs and RSUs granted to each of our named executive officers:

Named Executive Officer	2013 Bonus ($)	2014 Base Salary ($)	Performance-Based RSUs (1)	Service-Based RSUs (2)
R. Scott Huennekens	$319,234	$638,468	51,449	51,449
John T. Dahldorf	95,321	390,814	14,148	14,148
John Onopchenko	103,200	350,456	9.354	9,354
Jorge J. Quinoy (3)	—	336,730	2,338	2,338
David M. Sheehan	18,030	324,540	2,338	2,338
(1) The number of PRSUs listed are target amounts. The actual award may be higher or lower, depending on the Company’s achievement of two performance metrics: total shareholder return (“TSR”) and revenue growth.
(2) The RSUs will vest in equal annual increments over three years.
(3) Mr. Quinoy did not receive a cash bonus for 2013 and instead earned a sales commission of $146,489 pursuant to our Commission Plan.
The PRSUs have a two-year performance period, and the number of PRSUs actually earned by our named executive officers will be based on whether, and to what extent, we achieve the following two performance goals, each of which is equally weighted at 50%:

•	relative total shareholder return (“TSR”), as compared to a peer group; and

•	revenue growth, as measured in constant currency.
The PRSUs were granted pursuant to our 2014 Long-Term Incentive Plan, which is described below (the “LTI Plan”).
2014 Long-Term Incentive Plan
The Compensation Committee adopted the LTI Plan on February 12, 2014. The PRSUs granted under the LTI Plan are intended to be exempt from the deduction limits of Section 162(m).
No PRSUs will be earned unless we achieve at least 90% of the 2014 non-GAAP revenue target approved by our Board of Directors in our 2014 annual operating plan (the “Funding Threshold”). If the Funding Threshold is achieved, then the number of PRSUs that each participant may earn depends on to the extent the Company achieves its TSR and revenue growth goals described above. The number of PRSUs that vest can exceed the target amount if the Company over-achieves these goals, up to maximum award that is two times the target amount.

The Compensation Committee will determine the level of attainment of the performance goals at its first regular meeting in 2016. Two-thirds of any PRSUs that are earned will vest on that date and the remaining one-third will vest on December 31, 2016, subject to the participant’s continued employment through such dates.
2014 Short Term Incentive Plan
On February 12, 2014, the Compensation Committee also established a cash bonus plan which is referred to as our 2014 Short Term Incentive Plan (the “Incentive Plan”). The compensation payable under the Incentive Plan is intended to be exempt from the deduction limits of Section 162(m).
For 2014, the “Target Award” for each of our named executive officers under the Incentive Plan is as follows (each expressed as a percentage of base salary):

Named Executive Officer	Target Award
R. Scott Huennekens	100%
John T. Dahldorf	60%
John Onopchenko	50%
George Quinoy	40%
David M. Sheehan	50%
Each participant’s Actual Bonus under the Incentive Plan will be calculated as follows, but in no event may the Actual Bonus exceed 200% of the Target Award:
Participant Target Award    x    Revenue and Margin Metrics   x    Individual Result = Actual Bonus
The “Revenue and Margin Metrics” (expressed as a percentage not to exceed 160%) is based on our achievement of the following two metrics, each of which is equally weighted at 50%:

•	non-GAAP revenue; and

•	non-GAAP operating margin.
The Compensation Committee will determine each participant’s “Individual Result” multiplier (expressed as a percentage not to exceed 200%), based on achievement of individual key factors of success and contributions to the Revenue and Margin Metrics. In addition, in setting Actual Bonus amounts for individuals, the Compensation Committee can consider any other additional factors deemed appropriate by the Compensation Committee, in its sole discretion.
No bonuses will be earned unless we achieve the Funding Threshold. In addition, the Compensation Committee may exercise negative discretion to reduce the Revenue and Margin Metrics, in its sole discretion.
Termination of Sales Commission Plan for Executive Vice President, Global Sales
On February 11, 2014, the Compensation Committee terminated the Sales Commission Plan between us and Mr. Quinoy dated January 1, 2012. Mr. Quinoy will participate, along with our other named executive officers, in the Incentive Plan starting with 2014.
Amended and Restated Executive Employment Agreements with President and Chief Executive Officer and Chief Financial Officer
On February 12, 2014, the Compensation Committee approved the terms of amended and restated employment agreements with Messrs. Huennekens and Dahldorf (the “Amended Employment Agreements”), which supersede the terms of the employment agreements previously entered into with Messrs. Huennekens and Dahldorf on February 28, 2008. The Amended Employment Agreements are effective as of February 12, 2014 and reflect the 2014 base salaries and Target Awards under the Incentive Plan. The Amended Employment Agreement Agreements are for an indefinite term that will end upon termination of employment. The Amended Employment Agreements contain a 280G "best after-tax" treatment provision and do not contain any 280G tax “gross-up” provision.
The Amended Employment Agreements provide for the following severance benefits if Messrs. Huennekens or Dahldorf is terminated without cause or resigns for good reason, as such terms are defined in the Amended Employment Agreements, or in the event that Messrs. Huennekens or Dahldorf terminate employment due to death or disability, each of which is referred to as a qualifying termination. In the event of a qualifying termination, the cash severance benefit will be (i) the greater of (a) two times annual base salary plus two times target bonus or (b) two times annual base salary plus two times the highest bonus received in the two years prior to the qualifying termination, (ii) a pro-rated amount of the cash bonus for the year in which the termination occurs, if a cash bonus would otherwise have been earned and payable for such year based on attainment of the applicable performance criteria, and (iii) two years of premiums for the cost of continuing life and disability insurance coverage following termination. The base salary and life and disability insurance premium cash severance benefits will generally be payable in installments over 24 months following the date of termination; provided, however, if the qualifying termination occurs upon or within 12 months following a change in control, such cash severance benefits will instead be paid in a single lump sum. In all cases, the pro-rata bonus payment will be made in a lump sum on the same date such bonuses are payable to our other executives. We will also pay 24 months of continued group health insurance premiums on behalf of Messrs. Huennekens and Dahldorf and their eligible dependents upon a qualifying termination.
The Amended Employment Agreements also provide that in the event of a qualifying termination, Messrs. Huennekens and Dahldorf will also receive 24 months accelerated vesting of any equity awards with time-based vesting. Additionally, the Amended Employment Agreements provide Messrs. Huennekens and Dahldorf with 100% accelerated vesting of all of their equity awards in the event of a qualifying termination that occurs within the period commencing 90 days prior to or ending 12 months following a change in control. The Amended Employment Agreements also provide that in the event of a termination of employment for any reason other than for cause, Messrs. Huennekens and Dahldorf will generally have a period of up to 12 months to exercise any vested options following the date of termination.
Officer Change in Control Severance Benefit Plan
On February 11, 2014, the Compensation Committee approved our Officer Change of Control Severance Plan (the “Severance Plan”). The Severance Plan provides for severance benefits to eligible officers whose employment is terminated within 90 days prior to and 12 months following a Change of Control, either due to a termination without Cause or a resignation for Good Reason (each, a “Covered Termination”). The Severance Plan provides that upon a Covered Termination, and provided the eligible officer timely provides us with an effective release of claims, he or she will be entitled to receive as severance benefits: (i) a lump sum cash payment equal to 100% of such officer’s annual base salary and target annual cash incentive bonus; (ii) payment for premiums for continued group health insurance coverage for a period of 12 months following termination, and (iii) immediate full vesting of all then-outstanding equity awards. The Severance Plan does not override any severance benefits provided under any individual employment agreement or severance agreement, but the benefits under the Severance Plan will be reduced by benefits under any such individual arrangement. The Compensation Committee will designate our officers, at or above the level of senior vice president, who are eligible to participate in the Severance Plan. Currently, each of our named executive officers is eligible to participate.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLCANO CORPORATION

By:	/ S / Darin Lippoldt
Darin Lippoldt Executive Vice President, General Counsel, Chhief Compliance Officer and Secretary
Dated: February 14, 2014